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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement (Form S-3 No. 333-212382) of Catabasis Pharmaceuticals, Inc.,

  2)
  Registration Statement (Form S-8 No. 333-206394) pertaining to the Amended and Restated 2008 Equity Incentive Plan, as amended, the 2015 Stock Incentive Plan, and the 2015 Employee Stock Purchase Plan of Catabasis Pharmaceuticals, Inc., and

  3)
  Registration Statements (Form S-8 No. 333-210229 and Form S-8 No. 333-216793) pertaining to the 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan of Catabasis Pharmaceuticals, Inc.;

of our report dated March 15, 2018, with respect to the consolidated financial statements of Catabasis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Catabasis Pharmaceuticals, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 15, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm